UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2797813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11750 Sorrento Valley Road, Suite 200 San Diego, CA 92121 (Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by iBio, Inc., a Delaware corporation, with the Securities and Exchange Commission (the “Commission”) in connection with the transfer of the listing of its common stock par value $0.001 per share from the NYSE American LLC to the Nasdaq Stock Market LLC.

Item 1.	Description of Registrant’s Securities to Be Registered.

A description of: (i) the common stock, par value $0.001 per share (the “Common Stock”), of iBio, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 filed with the Commission on September 20, 2024 (File No. 001-35023), and is hereby incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IBIO, INC.

Date: March 3, 2025	By:	/s/ Martin Brenner
Name: Martin Brenner
Title: Chief Executive Officer and Chief Scientific Officer